N E W S   R E L E A S E



                                                       [UNITEDHEALTH GROUP LOGO]







Contacts:           John S. Penshorn
                    Director of Capital Markets
                    Communications & Strategy
                    952-936-7214


                    Patrick J. Erlandson
                    Chief Financial Officer
                    952-936-5901


(For Immediate Release)


                        UNITEDHEALTH GROUP REPORTS RECORD
                  FIRST QUARTER NET EARNINGS OF $1.29 PER SHARE

     o    REVENUES FOR FIRST QUARTER EXCEEDED $6.9 BILLION, UP 16%

     o    OPERATING MARGIN INCREASED TO 9.4%

     o REPORTED OPERATING CASH FLOWS OF $725 MILLION; ADJUSTED CASH FLOWS OF $870 MILLION

     o    RETURN ON EQUITY EXCEEDED 36%


MINNEAPOLIS (April 16, 2003) - UnitedHealth Group (NYSE: UNH) achieved record results in the first quarter of 2003, reported Chairman and CEO William W. McGuire, M.D. today. First quarter results were driven by strong performance across the family of UnitedHealth Group operating businesses.

                            [UNITEDHEALTH GROUP LOGO]



--------------------------------------------------------------------------------
QUARTERLY FINANCIAL PERFORMANCE

                                               THREE MONTHS ENDED
                                               ------------------
                                  MARCH 31,        DECEMBER 31,      MARCH 31,
                                     2003              2002             2002
                                     ----              ----             ----
Revenues                        $6.98 billion     $6.68 billion    $6.01 billion

Earnings From Operations         $653 million      $609 million     $482 million

Operating Margin                     9.4%              9.1%             8.0%
--------------------------------------------------------------------------------

Effective January 1, 2003 the Company transferred Medicaid-related business oversight from UnitedHealthcare to AmeriChoice, as well as certain Medicare-related businesses from UnitedHealthcare to Ovations and managed health plan services from UnitedHealthcare to Uniprise. The 2002 segment financial information has been restated for comparability purposes to conform to the current composition of business segments. The restatement had no effect on previously reported 2002 consolidated financial information. Comparative revenues and earnings from operations for each business segment for all quarters of 2002 on both a reported and restated basis are included in the attached schedules. All amounts and computations in this earnings report are presented using 2002 restated segment financial information.

UNITEDHEALTH GROUP HIGHLIGHTS

     o First quarter earnings per share of $1.29 increased 40 percent from $0.92 in the first quarter of 2002, and improved 9 cents or 8 percent from the fourth quarter of 2002.

     o First quarter consolidated net earnings increased to $403 million, up $108 million or 37 percent year-over-year.

     o Consolidated revenues increased $962 million or 16 percent year-over-year to approach $7.0 billion, reflecting balanced growth across the Company's business segments.

     o Operating costs were 17.2 percent of revenue in the first quarter, an improvement of 30 basis points from the fourth quarter of 2002 and 10 basis points from the first quarter of 2002.

     o Earnings from operations increased to $653 million in the first quarter, up $171 million or 35 percent over the prior year, and up $44 million or 7 percent sequentially.

     o Consolidated first quarter operating margin improved to 9.4 percent from 8.0 percent in the first quarter of 2002.

     o    Excluding the AARP division of Ovations,

               o March 31, 2003 receivables decreased $30 million or 6 percent sequentially to $511 million, and declined $29 million year-over-year, even as related quarterly revenues increased $904 million year-over-year or 18 percent during this time frame.

               o Medical cost days payable, at 66 days, were in line with results over the past four years. Medical payables increased $238 million or 8 percent in the first quarter and $452 million or 17 percent year-over-year, standing at $3.1 billion at March 31, 2003.

     o Reported cash flows from operations were $725 million for the first quarter. Adjusted for the $145 million premium payment due in the first quarter of 2003 that was received from the Centers for Medicare and Medicaid Services on December 31, 2002, operating cash flows were $870 million, up 59 percent year-over-year on a comparable basis.

     o The company purchased in excess of 5 million shares of UnitedHealth Group stock during the first quarter of 2003 at a weighted-average price below $84 per share.

     o    First quarter 2003 annualized return on equity reached 36.3 percent.


CLOSING COMMENT

"Efforts to provide strong value propositions and performance on behalf of our customers, coupled with our service advances and modern technology, have enabled us to accelerate our revenue growth rate year-over-year while further expanding our operating margin," Dr. McGuire concluded. "Based on our early 2003 performance, we now expect full year earnings per share growth of around 27 percent in 2003."

BUSINESS DESCRIPTION
UnitedHealth Group is a diversified health and well-being company that provides a broad spectrum of resources and services to help people improve their health and well-being through all stages of life. Consolidated UnitedHealth Group operating results include the operating performance of the company's four reportable business segments - Health Care Services (which includes the results of UnitedHealthcare, AmeriChoice and Ovations), Uniprise, Specialized Care Services and Ingenix.

FORWARD-LOOKING STATEMENTS
This news release may contain statements, estimates or projections that constitute "forward-looking" statements as defined under U.S. federal securities laws. Generally the words "believe," "expect," "intend," "estimate," "anticipate," "project," "will" and similar expressions identify forward-looking statements, which generally are not historical in nature. By their nature, forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from our historical experience and our present expectations or projections. A list and description of some of the risks and uncertainties can be found in our reports filed with the Securities and Exchange Commission from time to time, including our annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K. You should not place undue reliance on forward-looking statements, which speak only as of the date they are made. Except to the extent otherwise required by federal securities laws, we do not undertake to publicly update or revise any forward-looking statements

EARNINGS CONFERENCE CALL
As previously announced, UnitedHealth Group will discuss the company's first quarter results, strategy and future outlook on a conference call with investors at 8:45 a.m. EDT today. UnitedHealth Group will host a live webcast of this conference call from the company's Web site (http://www.unitedhealthgroup.com). The conference call webcast is open to all interested parties.

[UNITEDHEALTHCARE LOGO]                                         [OVATIONS LOGO]


                               [AMERICHOICE LOGO]




BUSINESS DESCRIPTION - HEALTH CARE SERVICES
The Health Care Services segment consists of the UnitedHealthcare, AmeriChoice and Ovations business units. UnitedHealthcare coordinates network-based health and well-being services on behalf of local employers and consumers. AmeriChoice facilitates and manages health care services for state Medicaid programs and their beneficiaries. Ovations delivers health and well-being services to Americans over the age of 50, including the administration of supplemental health insurance coverage on behalf of AARP.

--------------------------------------------------------------------------------
QUARTERLY FINANCIAL PERFORMANCE

                                             THREE MONTHS ENDED
                                             ------------------
                                 MARCH 31,       DECEMBER 31,       MARCH 31,
                                   2003              2002             2002
                                   ----              ----             ----

Revenues                       $6.01 billion     $5.76 billion     $5.18 billion

Earnings From Operations       $402 million      $382 million      $276 million

Operating Margin                   6.7%              6.6%             5.3%
--------------------------------------------------------------------------------


KEY DEVELOPMENTS FOR HEALTH CARE SERVICES

o Revenues for Health Care Services grew $831 million or 16 percent year-over-year in the first quarter of 2003.

o First quarter Health Care Services operating earnings of $402 million increased $126 million or 46 percent year-over-year and $20 million or 5 percent sequentially.

o First quarter operating margin of 6.7 percent expanded 140 basis points year-over-year and 10 basis points sequentially.

UNITEDHEALTHCARE

     o First quarter revenues of $3.8 billion for UnitedHealthcare increased 15 percent year-over-year.

     o Fee-based services grew by more than 90,000 individuals in the quarter, bringing year-over-year net growth to 260,000, up 10 percent. Risk-based commercial enrollment grew by more than 100,000 individuals in the first quarter. These gains were largely offset by the elimination of 150,000 people due to the final phase of a targeted reduction in the multi-option, multi-carrier segment of the commercial marketplace and by the loss of more than 35,000 people from employment attrition at existing customers due to weak business conditions in the U.S. economy.

     o UnitedHealthcare's commercial medical care ratio of 81.5 percent was stable with the fourth quarter of 2002, as strong, consistent pricing was appropriately matched to underlying costs.

AMERICHOICE

     o The AmeriChoice business generated strong operational performance in the first quarter of 2003. Operating margins were stable year-over-year, as price increases averaging 3 percent were matched with modest medical cost trends, largely moderated by the effective application of the AmeriChoice Personal Care model in the 10 states in which AmeriChoice currently does business.

     o AmeriChoice Medicaid enrollment grew by 15,000 in the first quarter of 2003, reaching 1.045 million people.

OVATIONS

     o Ovations reported record revenues of $1.6 billion in the first quarter, up $47 million or 3 percent year-over-year and $58 million or 4 percent from fourth quarter 2002.

     o The actively marketed standardized Medicare supplement program, managed by Ovations on behalf of AARP, realized a net 70,000 increase in subscribers in the first quarter of 2003. The active program subscriber growth rate has continued to accelerate and reached 13 percent on a year-over-year basis.

                                [UNIPRISE LOGO]



BUSINESS DESCRIPTION
Uniprise provides network-based health and well-being services, business-to-business transaction processing services, consumer connectivity, and technology support services to large employers and health plans.


--------------------------------------------------------------------------------
QUARTERLY FINANCIAL PERFORMANCE

                                               THREE MONTHS ENDED
                                               ------------------
                                  MARCH 31,        DECEMBER 31,      MARCH 31,
                                    2003              2002             2002
                                    ----              ----             ----
Revenues                        $769 million      $702 million     $660 million

Earnings From Operations        $152 million      $130 million     $128 million

Operating Margin                    19.8%             18.5%            19.4%
--------------------------------------------------------------------------------


KEY DEVELOPMENTS

o First quarter revenues of $769 million increased 17 percent over first quarter 2002 and 10 percent sequentially, principally due to new business growth.

o Uniprise directly serves 9.3 million people in the national multi-location employer segment, having added more than 700,000 individuals as part of the January enrollment cycle, offset by the attrition of more than 40,000 individuals from existing customers as a direct result of continued weakness in the U.S. employment market.

o Operating margin expanded 40 basis points year-over-year and 130 basis points sequentially, reaching 19.8 percent in the first quarter of 2003. Advances in customer service and operational productivity coupled with strong growth contributed to the overall operating margin expansion.

o The combination of top-line growth and margin expansion drove first quarter operating income to $152 million, an increase of $24 million or 19 percent year-over-year, and up $22 million or 17 percent from the fourth quarter of 2002.

                        [SPECIALIZED CARE SERVICES LOGO]




BUSINESS DESCRIPTION
Specialized Care Services offers a comprehensive array of specialized benefits, networks, services and resources to help consumers improve their health and well-being.


--------------------------------------------------------------------------------
QUARTERLY FINANCIAL PERFORMANCE

                                              THREE MONTHS ENDED
                                              ------------------
                                  MARCH 31,        DECEMBER 31,      MARCH 31,
                                    2003              2002             2002
                                    ----              ----             ----
Revenues                        $454 million      $386 million     $367 million

Earnings From Operations         $88 million       $79 million      $66 million

Operating Margin                    19.4%             20.5%            18.0%
--------------------------------------------------------------------------------


KEY DEVELOPMENTS

o First quarter revenues rose to $454 million, up $87 million or 24 percent year-over-year, and up $68 million or 18 percent from the fourth quarter of 2002, with strong growth across the nine component companies of this segment.

o Specialized Care Services expanded its services to approximately 2 million unique new consumers in the first quarter of 2003 as compared to year-end 2002. The segment realized strong sequential growth in many of its businesses, including ACN Group, Dental Benefit Providers, Spectera and United Behavioral Health.

o The operating margin of 19.4 percent expanded 140 basis points from the comparable quarter in the prior year. Year-over-year margin expansion reflected the segment's significant progress in aligning assets, technology and operating platforms to improve performance.

o In the first quarter, operating earnings of $88 million increased $22 million or 33 percent year-over-year and $9 million or 11 percent sequentially.

                                 [INGENIX LOGO]





BUSINESS DESCRIPTION
Ingenix is an international leader in the field of health care data, analysis and application. The company serves multiple health care market segments on a business-to-business basis, including pharmaceutical companies, health insurers and other payers, care providers, large employers and governments.


--------------------------------------------------------------------------------
QUARTERLY FINANCIAL PERFORMANCE

                                            THREE MONTHS ENDED
                                            ------------------
                                MARCH 31,        DECEMBER 31,      MARCH 31,
                                  2003              2002             2002
                                  ----              ----             ----
Revenues                      $121 million      $155 million     $109 million

Earnings From Operations       $11 million       $18 million      $12 million

Operating Margin                  9.1%              11.6%            11.0%
--------------------------------------------------------------------------------


KEY DEVELOPMENTS

o Ingenix revenues increased 11 percent year-over-year or $12 million to $121 million in the first quarter of 2003.

o First quarter revenues decreased $34 million from the fourth quarter of 2002 as a reflection of seasonal demand for publication products and software offerings, which peaks annually in the fourth quarter.

o Strong first quarter operating margin within Ingenix Health Intelligence was offset by relatively weaker performance within the Ingenix Pharmaceutical Services unit, which has been challenged by suboptimal industry conditions. The level of pharmaceutical services business activity strengthened in the first quarter with bookings exceeding $50 million year-to-date, which significantly restores revenue backlog for the balance of 2003.




                                       ###

                               UNITEDHEALTH GROUP

            EARNINGS RELEASE SCHEDULES AND SUPPLEMENTARY INFORMATION
                          QUARTER ENDED MARCH 31, 2003

          -    Consolidated Statements of Operations

          -    Condensed Consolidated Balance Sheets

          -    Condensed Consolidated Statements of Cash Flows

          -    Segment Financial Information

          -    2002 Segment Financial Information - Revenues Restated for
                     Business Unit Transfers

          -    2002 Segment Financial Information - Earnings from Operations
                     Restated for Business Unit Transfers

          -    Franchise Profile - Health Care Services and Uniprise

          -    Reconciliation of Non-GAAP Financial Measures

                                     UNITEDHEALTH GROUP
                           CONSOLIDATED STATEMENTS OF OPERATIONS
                            (in millions, except per share data)
                                        (unaudited)


                                                                   THREE MONTHS ENDED MARCH 31,
                                                            ------------------------------------------

                                                                  2003                     2002
                                                            ----------------         -----------------
        REVENUES
        Premiums                                            $         6,148          $          5,246
        Services                                                        770                       705
        Investment and Other Income                                      57                        62
                                                            ----------------         -----------------

             Total Revenues                                           6,975                     6,013
                                                            ----------------         -----------------

        COSTS
        Medical Costs                                                 5,050                     4,435
        Operating Costs                                               1,199                     1,040
        Depreciation and Amortization                                    73                        56
                                                            ----------------         -----------------

             Total Costs                                              6,322                     5,531
                                                            ----------------         -----------------

        EARNINGS FROM OPERATIONS                                        653                       482

        Interest Expense                                                (23)                      (24)
                                                            ----------------         -----------------

        EARNINGS BEFORE INCOME TAXES                                    630                       458

        Provision for Income Taxes                                     (227)                     (163)
                                                            ----------------         -----------------

        NET EARNINGS                                        $           403          $            295
                                                            ================         =================

        BASIC NET EARNINGS PER COMMON SHARE                 $          1.35         $            0.96
                                                            ================         =================

        DILUTED NET EARNINGS PER COMMON SHARE               $          1.29          $           0.92
                                                            ================         =================

        Weighted-Average Common Shares
          Outstanding, Assuming Dilution                              311.6                     321.5
                                                            ================         =================

                               UNITEDHEALTH GROUP
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                  (in millions)
                                   (unaudited)

                                                          MARCH 31,               DECEMBER 31,
                                                             2003                    2002
                                                      ------------------      -------------------

ASSETS
Cash and Short-Term Investments                       $           2,040      $             1,831
Receivables, net                                                    835                      835
Other Current Assets                                              2,494                    2,508
                                                      ------------------      -------------------

             Total Current Assets                                 5,369                    5,174

Long-Term Investments                                             4,555                    4,498
Other Long-Term Assets                                            4,521                    4,492
                                                      ------------------      -------------------

        Total Assets                                  $          14,445       $           14,164
                                                      ==================      ===================


LIABILITIES AND SHAREHOLDERS' EQUITY
Medical Costs Payable                                 $           4,027       $            3,741
Commercial Paper and Current Maturities
        of Long-Term Debt                                           402                      811
Other Current Liabilities                                         3,743                    3,827
                                                      ------------------      -------------------

             Total Current Liabilities                            8,172                    8,379

Long-Term Debt, less current maturities                           1,400                      950
Deferred Income Taxes and Other Liabilities                         429                      407
Shareholders' Equity                                              4,444                    4,428
                                                      ------------------      -------------------

        Total Liabilities and Shareholders' Equity    $          14,445       $           14,164
                                                      ==================      ===================


        -------------------------------------------------------------------------------------
        The table below summarizes certain balance sheet data excluding AARP related amounts.

                                                         March 31, 2003     December 31, 2002
                                                         --------------     -----------------
        Receivables, net                                 $         511      $           541
        Other Current Assets                             $         482      $           463
        Other Current Liabilities                        $       2,348      $         2,381
        Medical Costs Payable                            $       3,086      $         2,848
        Days Medical Costs in Medical Costs Payable                 66                   66
        ------------------------------------------------------------------------------------

                               UNITEDHEALTH GROUP
                 CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                                  (in millions)
                                   (unaudited)


                                                                                      THREE MONTHS ENDED MARCH 31,
                                                                                      ----------------------------
                                                                                          2003            2002
                                                                                      -----------     ------------
Operating Activities
      Net Earnings                                                                    $      403      $       295
      Noncash Items:
           Depreciation and amortization                                                      73               56
           Deferred income taxes and other                                                     8               20
      Net changes in operating assets and liabilities                                        241               (1)
                                                                                      -----------     ------------
           Cash Flows From Operating Activities                                              725              370
                                                                                      -----------     ------------

INVESTING ACTIVITIES
      Cash paid for acquisitions                                                              (6)              (8)
      Purchases of property, equipment and
           capitalized software                                                              (92)            (128)
      Net sales and maturities/(purchases) of investments                                    427              133
                                                                                      -----------     ------------
           Cash Flows From (Used For) Investing Activities                                   329               (3)
                                                                                      -----------     ------------

FINANCING ACTIVITIES
      Common stock repurchases                                                              (496)            (450)
      Net change in commercial paper and debt                                                 41              (74)
      Other, net                                                                              73               64
                                                                                      -----------     ------------
           Cash Flows Used For Financing Activities                                         (382)            (460)
                                                                                      -----------     ------------

Increase (Decrease) in cash and cash equivalents                                             672              (93)
Cash and cash equivalents, beginning of period                                             1,130            1,540
                                                                                      -----------     ------------
Cash and cash equivalents, end of period                                              $    1,802      $     1,447
                                                                                      ===========     ============

                               UNITEDHEALTH GROUP
                          SEGMENT FINANCIAL INFORMATION
                                  (in millions)
                                   (unaudited)


REVENUES

                                                                 THREE MONTHS ENDED MARCH 31,
                                                             --------------------------------------
                                                                    2003                 2002 (a)
                                                             ----------------      ----------------
        UnitedHealthcare                                     $         3,767       $         3,270
        Ovations                                                       1,610                 1,563
        AmeriChoice                                                      637                   350
                                                             ----------------      ----------------
              Health Care Services                                     6,014                 5,183
        Uniprise                                                         769                   660
        Specialized Care Services                                        454                   367
        Ingenix                                                          121                   109
        Corporate and eliminations                                      (383)                 (306)
                                                             ----------------      ----------------

              Total Consolidated                             $         6,975       $         6,013
                                                             ================      ================


EARNINGS FROM OPERATIONS

                                                                 THREE MONTHS ENDED MARCH 31,
                                                             ------------------------------------
                                                                    2003               2002 (a)
                                                             ----------------      --------------
        Health Care Services                                 $           402       $         276
        Uniprise                                                         152                 128
        Specialized Care Services                                         88                  66
        Ingenix                                                           11                  12
                                                             ----------------      --------------
              Total Operating Segments                                   653                 482

        Corporate                                                          -                   -
                                                             ----------------      --------------

              Total Consolidated                             $           653       $         482
                                                             ================      ==============

(a) Effective January 1, 2003, the Company transferred Medicaid-related business oversight from UnitedHealthcare to AmeriChoice, as well as certain Medicare-related businesses from UnitedHealthcare to Ovations and managed health plan services from UnitedHealthcare to Uniprise. The 2002 segment financial information has been restated for comparability purposes to conform to the current composition of business segments. The restatement had no effect on previously reported 2002 consolidated financial information.

                               UNITEDHEALTH GROUP
                  2002 SEGMENT FINANCIAL INFORMATION - REVENUES
                      RESTATED FOR BUSINESS UNIT TRANSFERS
                                  (in millions)
                                   (unaudited)



REPORTED

                                             Q1 2002           Q2 2002           Q3 2002            Q4 2002         FULL YEAR 2002
                                         --------------    -------------     --------------     -------------     ---------------
REVENUES

        UnitedHealthcare                       $ 4,071          $ 4,105            $ 4,222           $ 4,617            $ 17,015
        Ovations                                 1,135            1,160              1,168             1,166               4,629
                                         --------------    -------------     --------------     -------------     ---------------
              Health Care Services               5,206            5,265              5,390             5,783              21,644
        Uniprise                                   657              659                698               699               2,713
        Specialized Care Services                  367              375                381               386               1,509
        Ingenix                                    109              109                118               155                 491
        Corporate and eliminations                (326)            (330)              (340)             (341)             (1,337)
                                         --------------    -------------     --------------     -------------     ---------------

              Total Consolidated               $ 6,013          $ 6,078            $ 6,247           $ 6,682            $ 25,020
                                         ==============    =============     ==============     =============     ===============


RESTATED (a)

                                            Q1 2002           Q2 2002           Q3 2002            Q4 2002         FULL YEAR 2002
                                         --------------    -------------     --------------     -------------     ---------------
REVENUES

        UnitedHealthcare                       $ 3,270          $ 3,341            $ 3,458           $ 3,598            $ 13,667
        Ovations                                 1,563            1,558              1,556             1,552               6,229
        AmeriChoice                                350              343                353               610               1,656
                                         --------------    -------------     --------------     -------------     ---------------
              Health Care Services               5,183            5,242              5,367             5,760              21,552
        Uniprise                                   660              662                701               702               2,725 (b)
        Specialized Care Services                  367              375                381               386               1,509
        Ingenix                                    109              109                118               155                 491
        Corporate and eliminations                (306)            (310)              (320)             (321)             (1,257)(b)
                                         --------------    -------------     --------------     -------------     ---------------

              Total Consolidated               $ 6,013          $ 6,078            $ 6,247           $ 6,682            $ 25,020
                                         ==============    =============     ==============     =============     ===============

(a) Effective January 1, 2003, the Company transferred Medicaid-related business oversight from UnitedHealthcare to AmeriChoice, as well as certain Medicare-related businesses from UnitedHealthcare to Ovations and managed health plan services from UnitedHealthcare to Uniprise. The 2002 segment financial information has been restated for comparability purposes to conform to the current composition of business segments. The restatement had no effect on previously reported 2002 consolidated financial information.

(b) The transfer of managed health plan services to Uniprise resulted in a net increase to Uniprise's 2002 restated revenues of $12 million. This net increase is comprised of a $92 million increase in external customer revenues partially offset by an $80 million decrease in internal revenues related to customer service and transaction processing services that were previously charged to UnitedHealthcare by Uniprise. The transfer of managed health plan services to Uniprise more appropriately aligns these service offerings internally resulting in a decrease of $80 million in both internal revenues and intercompany eliminations which are no longer necessary.

                               UNITEDHEALTH GROUP
          2002 SEGMENT FINANCIAL INFORMATION - EARNINGS FROM OPERATIONS
                      RESTATED FOR BUSINESS UNIT TRANSFERS
                                  (in millions)
                                   (unaudited)



REPORTED

                                                 Q1 2002            Q2 2002           Q3 2002              Q4 2002    FULL YEAR 2002
                                              ------------      ------------      -------------      -------------    --------------
EARNINGS FROM OPERATIONS

        Health Care Services                        $ 278             $ 316              $ 358              $ 384          $ 1,336
        Uniprise                                      126               127                128                128              509
        Specialized Care Services                      66                68                 73                 79              286
        Ingenix                                        12                12                 13                 18               55
                                              ------------      ------------      -------------      -------------     ------------
              Total Consolidated                    $ 482             $ 523              $ 572              $ 609          $ 2,186
                                              ============      ============      =============      =============     ============


RESTATED (a)

                                                 Q1 2002            Q2 2002           Q3 2002             Q4 2002     FULL YEAR 2002
                                              ------------      ------------      -------------      -------------    --------------
EARNINGS FROM OPERATIONS

        Health Care Services                        $ 276             $ 314              $ 356              $ 382          $ 1,328
        Uniprise                                      128               129                130                130              517
        Specialized Care Services                      66                68                 73                 79              286
        Ingenix                                        12                12                 13                 18               55
                                              ------------      ------------      -------------      -------------     ------------
              Total Consolidated                    $ 482             $ 523              $ 572              $ 609          $ 2,186
                                              ============      ============      =============      =============     ============





(a) Effective January 1, 2003, the Company transferred Medicaid-related business oversight from UnitedHealthcare to AmeriChoice, as well as certain Medicare-related businesses from UnitedHealthcare to Ovations and managed health plan services from UnitedHealthcare to Uniprise. The 2002 segment financial information has been restated for comparability purposes to conform to the current composition of business segments. The restatement had no effect on previously reported 2002 consolidated financial information.

                        HEALTH CARE SERVICES AND UNIPRISE
                                FRANCHISE PROFILE
                        (individuals served in thousands)
                                  (unaudited)

                                                                     MARCH            DECEMBER          MARCH             DECEMBER
                                                                      2003              2002             2002               2001
                                                                 -------------      ------------    -------------      ------------

Health Care Services Commercial:
     Risk-Based                                                         4,995             5,070            4,960             5,250
     Fee-Based                                                          2,805             2,715            2,545             2,305
                                                                 -------------      ------------    -------------      ------------
           Total Health Care Services Commercial                        7,800             7,785            7,505             7,555

Uniprise                                                                9,315             8,640            8,685             7,970
                                                                 -------------      ------------    -------------      ------------

           Total Commercial                                            17,115            16,425           16,190            15,525
                                                                 =============      ============    =============      ============

Health Care Services Government Programs:
     Medicare                                                             225               225              235               345
     Medicaid                                                           1,045             1,030              655               640
                                                                 -------------      ------------    -------------      ------------

           Total Health Care Services Government Programs               1,270             1,255              890               985
                                                                 =============      ============    =============      ============

                               UNITEDHEALTH GROUP
                  RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
                                  (in millions)
                                   (unaudited)


FINANCIAL MEASURES EXCLUDING AARP                                             GAAP REPORTED                        EXCLUDING
                                                                                 AMOUNT        AARP BUSINESS     AARP BUSINESS
                                                                              -------------  -----------------  ---------------
        MARCH 31, 2003

        Receivables, net                                                         $   835         $   324             $   511
        Medical Costs Payable                                                    $ 4,027         $   941             $ 3,086

        DECEMBER 31, 2002

        Receivables, net                                                         $   835         $   294             $   541
        Medical Costs Payable                                                    $ 3,741         $   893             $ 2,848

        MARCH 31, 2002

        Receivables, net                                                         $   834         $   294             $   540
        Medical Costs Payable                                                    $ 3,535         $   901             $ 2,634




ADJUSTED CASH FLOWS FROM OPERATING ACTIVITIES

                                                                                     THREE MONTHS ENDED MARCH 31,
                                                                              -------------------------------------------
                                                                                    2003                      2002
                                                                              -----------------         -----------------

        GAAP Cash Flows From Operating Activities                                         $ 725                     $ 370
        January CMS Premium Payment
           Received in December                                                             145                       178
                                                                              -----------------         -----------------
                Adjusted Cash Flows From Operating Activities                             $ 870                     $ 548
                                                                              =================         =================